UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2006

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2006, the Human Resources Committee (the "Committee") of the Board of Directors of Continental Airlines, Inc. (the "Company") approved certain amendments to the Continental Airlines, Inc. Long-Term Incentive and RSU Program (the "Program").

The Program, as originally established by the Committee in 2004, included a restricted stock unit ("RSU") program based on absolute performance of the Company's Class B common stock ("Common Stock"). Under the original Program, RSUs vested during a performance period if the Common Stock achieved a targeted price as established by the Committee (based on a 20 trading day average price).

The Committee amended that program to align management's performance objectives with those of their co-workers under the Company's broad based Enhanced Profit Sharing Plan adopted in February 2005 in connection with the Company's wage and benefit reductions. Any future RSU awards granted under the amended program will only vest upon the achievement of profit-based performance targets. The profit-based performance targets, which will be set by the Committee in connection with any future RSU awards, will require that (1) the Company achieve target levels of cumulative profit sharing pools that are the basis for calculating distributions to employees under the Company's Enhanced Profit Sharing Plan, and (2) the Company achieve positive net income for the fiscal year in which the award vests. Once vested, an RSU award will pay out in cash in an amount calculated based on the number of RSUs subject to the award, times the Company's Common Stock price (based on a 20-day average price immediately prior to the payment date) times the payment percentage set by the Committee for achieving the applicable profit-based performance target.

To enhance retention, those payments will be made to participants in one-third increments with one year between the payments. Only participants who remain continuously employed through the payment date will receive a payment, with limited exceptions in the case of death, disability, retirement or certain involuntary termination events.

An additional payment hurdle has also been added that requires the Company to have a minimum unrestricted cash, cash equivalents and short term investments balance (as specified by the Committee in connection with any future RSU award) before a payment on an RSU award can be made. If the Company does not achieve the cash hurdle applicable to a payment date, the payment will be deferred to the next payment date (March 31 of the following year), subject to a limit on the number of years payments may be deferred.

In addition to the amendments described above, the Committee amended the Program to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

The Committee did not make any new RSU awards under the amended program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

March 31, 2006	By /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer